Exhibit 99.1

Charles River Laboratories Announces Third-Quarter 2020 Results

– Third-Quarter Revenue of $743.3 Million –

– Third-Quarter GAAP Earnings per Share of $2.03 and Non-GAAP Earnings per Share of $2.33 –

– Increases 2020 Guidance –

WILMINGTON, Mass.--(BUSINESS WIRE)--October 29, 2020--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the third quarter of 2020. For the quarter, revenue was $743.3 million, an increase of 11.3% from $668.0 million in the third quarter of 2019.

Acquisitions contributed 2.2% to consolidated third-quarter revenue growth. The impact of foreign currency translation benefited reported revenue growth by 1.3%. Excluding the effect of these items, organic revenue growth was 7.8%, driven primarily by the Discovery and Safety Assessment and Manufacturing Support segments, with Research Models and Services also contributing.

On a GAAP basis, third-quarter net income attributable to common shareholders was $102.9 million, an increase of 41.3% from net income of $72.8 million for the same period in 2019. Third-quarter diluted earnings per share on a GAAP basis were $2.03, an increase of 39.0% from $1.46 for the third quarter of 2019. The GAAP net income and earnings per share increases were driven primarily by higher revenue, operating margin improvement, and venture capital investment gains. GAAP earnings per share included a gain from the Company’s venture capital and other strategic investments of $0.29 per share in the third quarter of 2020, compared to a loss of $0.01 per share for the same period in 2019. The Company’s venture capital and other strategic investment performance has been excluded from non-GAAP results.

On a non-GAAP basis, net income was $118.0 million for the third quarter of 2020, an increase of 40.8% from $83.8 million for the same period in 2019. Third‑quarter diluted earnings per share on a non-GAAP basis were $2.33, an increase of 37.9% from $1.69 per share for the third quarter of 2019. The non-GAAP net income and earnings per share increases were driven primarily by higher revenue and operating margin improvement, as well as a lower tax rate.

James C. Foster, Chairman, President and Chief Executive Officer, said, “Our exceptional third-quarter performance is indicative of several important factors: that our flexible and reliable outsourced solutions resonate with clients even more today than ever before; that our research model clients are already resuming their research activities; that the market environment remains robust; and that we are generating greater operating leverage across our businesses as a result of our efforts to build a more scalable and nimble organization.”

“The COVID-19 crisis has emphasized the strength and resilience of our business model, our differentiated portfolio, and our unwavering focus on the client experience, which collectively are enhancing our position as the leading, early stage contract research organization. As our clients focus on scientific innovation and invest more in their preclinical pipelines, we believe we will remain their partner of choice to move their early-stage programs forward,” Mr. Foster concluded.

Third-Quarter Segment Results
Research Models and Services (RMS)

Revenue for the RMS segment was $151.9 million in the third quarter of 2020, an increase of 14.6% from $132.5 million in the third quarter of 2019. The HemaCare and Cellero acquisitions, which were completed in January 2020 and August 2020, respectively, contributed 11.1% to third-quarter RMS revenue. Organic revenue growth of 2.0% was driven primarily by higher research model services revenue, particularly the Genetically Engineered Models and Services (GEMS) business, as well as strong demand for research models in China, which rebounded from the COVID-19 pandemic earlier than other geographic regions. Demand for research models outside of China improved significantly on a sequential basis as clients resumed more normalized research activities following COVID-19-related disruptions earlier in the year. As a result, client ordering trends for research models moved closer to pre-COVID-19 levels during the third quarter, particularly in Europe, but remained moderately below prior-year levels.

In the third quarter of 2020, the RMS segment’s GAAP operating margin decreased to 24.4% from 25.9% in the third quarter of 2019. The decrease was primarily due to acquisition-related amortization costs associated with HemaCare and Cellero. On a non-GAAP basis, the operating margin increased to 27.7% from 26.5% in the third quarter of 2019, primarily due to operating leverage from higher revenue, as well as the benefit of operating efficiency initiatives, including cost controls associated with our COVID-19 response.

Discovery and Safety Assessment (DSA)

Revenue for the DSA segment was $461.2 million in the third quarter of 2020, an increase of 9.8% from $420.1 million in the third quarter of 2019. Organic revenue growth of 8.6% was driven by strong demand in both the Discovery Services and Safety Assessment businesses.

In the third quarter of 2020, the DSA segment’s GAAP operating margin increased to 19.6% from 15.5% in the third quarter of 2019. On a non-GAAP basis, the operating margin increased to 25.2% from 22.1% in the third quarter of 2019. The GAAP and non-GAAP operating margin increases were driven primarily by operating leverage from higher revenue and the benefit of operating efficiency initiatives.

Manufacturing Support (Manufacturing)

Revenue for the Manufacturing segment was $130.2 million in the third quarter of 2020, an increase of 12.9% from $115.3 million in the third quarter of 2019. Organic revenue growth was 11.5%, driven primarily by robust demand in the Biologics Testing Solutions (Biologics) business. Revenue for the Microbial Solutions business increased in the third quarter and the growth rate improved from the second-quarter level, due primarily to gradual improvement in the backlog of delayed instrument installations related to the COVID-19 pandemic.

In the third quarter of 2020, the Manufacturing segment’s GAAP operating margin increased to 37.1% from 34.0% in the third quarter of 2019. On a non-GAAP basis, the operating margin increased to 39.1% from 36.4% in the third quarter of 2019. The GAAP and non-GAAP operating margin increases were driven primarily by operating leverage from robust revenue growth in the Biologics business, as well as contributions from the Avian Vaccine business. The elimination of duplicate costs associated with last year’s transition to the new Biologics facility also benefited the year-over-year operating margin comparison.

Increases 2020 Guidance

The Company is increasing its 2020 financial guidance, which was previously provided on August 5, 2020, primarily as a result of the better-than-expected third quarter performance. The revenue loss from the COVID-19 pandemic will be approximately $70 million in 2020, which is favorable to its prior estimate of approximately $100 million.

The Company’s revenue, earnings per share, and free cash flow guidance is as follows:

2020 GUIDANCE	CURRENT	PRIOR
Revenue growth, reported	9.5% – 10.5%	7.5% – 9.0%
Less: Contribution from acquisitions (1)	(4.0%) – (4.5%)	~(4.0%)
Unfavorable/(favorable) impact of foreign exchange	0.0% – (0.5%)	~0.5%
Revenue growth, organic (2)	5.0% – 6.0%	4.0% – 5.5%
GAAP EPS estimate	$5.80 – $5.90	$4.70 – $5.00
Acquisition-related amortization	$1.75 – $1.80	~$1.75
Charges related to global efficiency initiatives (3)	~$0.15	$0.25 – $0.30
Acquisition-related adjustments (4)	$0.25 – $0.30	$0.20 – $0.25
Other items (5)	~$0.25	$0.25 – $0.32
Venture capital and other strategic investment losses/(gains), net (6)	($0.49)	($0.20)
Non-GAAP EPS estimate	$7.75 – $7.85	$7.05 – $7.35
Free cash flow (7)	~$415 million	$350 – $365 million

Footnotes to Guidance Table:

(1) The contribution from acquisitions reflects only those acquisitions that have been completed.

(2) Organic revenue growth is defined as reported revenue growth adjusted for acquisitions and foreign currency translation.

(3) These charges, which primarily include severance and other costs, relate primarily to the Company’s planned efficiency initiatives. Other projects in support of global productivity and efficiency initiatives are expected, but these charges reflect only the decisions that have already been finalized.

(4) These adjustments are related to the evaluation and integration of acquisitions, and primarily include transaction, advisory, and certain third-party integration costs, as well as certain costs associated with acquisition-related efficiency initiatives.

(5) These items primarily relate to charges of approximately $0.15 associated with the planned termination of the Company’s U.S. pension plan in the second half of 2020, as well as charges of approximately $0.10 primarily associated with U.S. and international tax legislation that necessitated changes to the Company’s international financing structure.

(6) Venture capital and other strategic investment performance only includes recognized gains or losses. The Company does not forecast the future performance of these investments.

(7) The reconciliation of the current 2020 free cash flow guidance is as follows: Cash flow from operating activities of approximately $545 million, less capital expenditures of approximately $130 million, results in free cash flow of approximately $415 million.

Webcast

Charles River has scheduled a live webcast on Thursday, October 29, at 9:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of GAAP financial measures to non-GAAP financial measures on the website.

Estimates of COVID-19 Impact

In this press release, the Company has provided its estimates for the impact from the COVID-19 pandemic, including on the Company's revenue. These estimates were determined using methodologies and assumptions that vary depending on the specific reporting segment and situation. For the Research Models and Services segment, estimates were primarily based on comparisons to daily historical research model sales volumes prior to the COVID-19 pandemic and the subsequent reduction in research model order activity associated with our clients’ COVID-19 pandemic-related site closures and/or their reduced on-site activity, as well as our discussions with clients, particularly of our research model services and HemaCare businesses, with regard to revenue expectations and operational impacts from the COVID-19 pandemic. For the Discovery and Safety Assessment segment, estimates were based on multiple factors including, but not limited to, discussions with clients with regard to the cause of delays to discovery projects and safety assessment studies, location-specific actions to ensure employee safety in our facilities, the impact of remote versus in-person activities and services, and supply chain delays and other resource constraints. For the Manufacturing Support segment, estimates were based on multiple factors including, but not limited to, analysis of the sales impact due to the COVID-19 pandemic, assessments of idle instruments and the related revenue streams due to the inability to access clients’ sites, as well as discussions with clients with regard to their revenue expectations and operations. Further, we assumed for the purposes of formulating these estimates that (1) restrictions on economic activity, including stay-in-place orders and other similar government actions, will largely not be re-imposed for the remainder of the fiscal year; (2) the global economy, as it relates to demand for Charles River’s products and services, will gradually improve through the remainder of 2020; and (3) most of the Company’s essential personnel will be able to work on-site; and (4) that the Company will have adequate supplies and resources to support its businesses. In addition, the estimated revenue loss related to COVID-19 is expected to be partially offset by incremental work on clients’ COVID-19 programs. Because these estimates and assumptions involve risks and uncertainties, actual events and results may differ materially from these estimates and assumptions, and Charles River assumes no obligation and expressly disclaims any duty to update them.

Non-GAAP Reconciliations

The Company reports non-GAAP results in this press release, which exclude often-one-time charges and other items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets, and other charges related to our acquisitions; expenses associated with evaluating and integrating acquisitions and divestitures, as well as fair value adjustments associated with contingent consideration; charges, gains, and losses attributable to businesses or properties we plan to close, consolidate, or divest; severance and other costs associated with our efficiency initiatives; the write-off of deferred financing costs and fees related to debt financing; third-party costs associated with the remediation of unauthorized access into our information systems detected in March 2019; the non-cash tax benefit related to our international financing structure; charges related to the planned settlement of our U.S. pension plan; charges recorded in connection with the modification of our option to purchase equity in one of our joint ventures; investment gains or losses associated with our venture capital and other strategic investments; and adjustments related to the recognition of deferred tax assets expected to be utilized as a result of changes to the our international financing structure. This press release also refers to our revenue in both a GAAP and non-GAAP basis: “organic revenue growth,” which we define as reported revenue growth adjusted for foreign currency translation, acquisitions, and divestitures. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. Commencing in the first quarter of 2019, we exclude the performance of our venture capital and other strategic investments due to the determination that such investment gains or losses are not core to our overall operations. There are limitations in using non-GAAP financial measures, as they are not presented in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions and divestitures (and in certain cases, the evaluation of such acquisitions and divestitures, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities and their underlying associated costs, such as business acquisitions, generally occur periodically but on an unpredictable basis. We calculate non-GAAP integration costs to include third-party integration costs incurred post-acquisition. Presenting revenue on an organic basis allows investors to measure our revenue growth exclusive of acquisitions, divestitures, and foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations presented in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “would,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding the impact of the COVID-19 pandemic; the projected future financial performance of Charles River and our specific businesses; the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our expectations with respect to the impact of acquisitions, including the acquisition of HemaCare and Cellero, on the Company, our service offerings, client perception, strategic relationships, revenue, revenue growth rates, and earnings; the development and performance of our services and products, including our investments in our portfolio; market and industry conditions including the outsourcing of services and spending trends by our clients; and Charles River’s future performance as delineated in our revised forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, enhanced efficiency initiatives, and the assumptions surrounding the COVID-19 pandemic that form the basis for our revised annual guidance. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the COVID-19 pandemic, its duration, its impact on our business, results of operations, financial condition, liquidity, business practices, operations, suppliers, third party service providers, clients, employees, industry, ability to meet future performance obligations, ability to efficiently implement advisable safety precautions, and internal controls over financial reporting; the COVID-19 pandemic’s impact on client demand, the global economy and financial markets; the ability to successfully integrate businesses we acquire; the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; the impact of Brexit; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 11, 2020 and the Quarterly Report on Form 10-Q as filed on August 5, 2020, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this press release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 1
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019

Service revenue	$580,774	$523,169	$1,677,927	$1,479,991
Product revenue	162,526	144,782	455,016	450,097
Total revenue	743,300	667,951	2,132,943	1,930,088
Costs and expenses:
Cost of services provided (excluding amortization of intangible assets)	377,226	351,894	1,124,988	1,014,063
Cost of products sold (excluding amortization of intangible assets)	76,800	69,941	234,382	220,028
Selling, general and administrative	128,289	129,509	385,902	388,024
Amortization of intangible assets	28,232	23,805	83,869	65,611
Operating income	132,753	92,802	303,802	242,362
Other income (expense):
Interest income	179	385	771	838
Interest expense	(18,867)	(5,698)	(53,286)	(36,520)
Other income (expense), net	21,211	(14,254)	23,400	(8,161)
Income from operations, before income taxes	135,276	73,235	274,687	198,519
Provision (benefit) for income taxes	32,665	(317)	53,571	24,970
Net income	102,611	73,552	221,116	173,549
Less: Net (expense) income attributable to noncontrolling interests	(298)	742	3	1,878
Net income attributable to common shareholders	$102,909	$72,810	$221,113	$171,671

Earnings per common share
Net income attributable to common shareholders:
Basic	$2.07	$1.49	$4.47	$3.53
Diluted	$2.03	$1.46	$4.39	$3.46

Weighted-average number of common shares outstanding;
Basic	49,703	48,818	49,482	48,682
Diluted	50,702	49,715	50,371	49,627

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 2
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share amounts)

	September 26, 2020	December 28, 2019
Assets
Current assets:
Cash and cash equivalents	$242,879	$238,014
Trade receivables, net	572,058	514,033
Inventories	181,367	160,660
Prepaid assets	69,481	52,588
Other current assets	74,489	56,030
Total current assets	1,140,274	1,021,325
Property, plant and equipment, net	1,037,212	1,044,128
Operating lease right-of-use assets, net	168,379	140,085
Goodwill	1,777,642	1,540,565
Client relationships, net	732,408	613,573
Other intangible assets, net	70,370	75,840
Deferred tax assets	39,515	44,659
Other assets	247,538	212,615
Total assets	$5,213,338	$4,692,790

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities:
Current portion of long-term debt and finance leases	$47,946	$38,545
Accounts payable	96,758	111,498
Accrued compensation	191,295	158,617
Deferred revenue	172,336	171,805
Accrued liabilities	151,061	139,118
Other current liabilities	127,618	90,598
Total current liabilities	787,014	710,181
Long-term debt, net and finance leases	1,968,161	1,849,666
Operating lease right-of-use liabilities	146,578	116,252
Deferred tax liabilities	202,392	167,283
Other long-term liabilities	183,695	182,933
Total liabilities	3,287,840	3,026,315
Redeemable noncontrolling interests	24,033	28,647
Equity:
Preferred stock, $0.01 par value; 20,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.01 par value; 120,000 shares authorized; 49,882 shares issued and 49,736 shares outstanding as of September 26, 2020, and 48,936 shares issued and 48,936 shares outstanding as of December 28, 2019	499	489
Additional paid-in capital	1,614,185	1,531,785
Retained earnings	501,442	280,329
Treasury stock, at cost, 146 and 0 shares, as of September 26, 2020 and December 28, 2019, respectively	(23,905)	-
Accumulated other comprehensive loss	(195,281)	(178,019)
Total equity attributable to common shareholders	1,896,940	1,634,584
Noncontrolling interest	4,525	3,244
Total equity	1,901,465	1,637,828
Total liabilities, redeemable noncontrolling interests and equity	$5,213,338	$4,692,790

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Nine Months Ended
	September 26, 2020	September 28, 2019
Cash flows relating to operating activities
Net income	$221,116	$173,549
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	174,048	146,262
Stock-based compensation	40,973	43,429
Deferred income taxes	(3,131)	(25,092)
Gain on venture capital and strategic equity investments, net	(32,226)	(5,724)
Other, net	16,902	4,865
Changes in assets and liabilities:
Trade receivables, net	(51,456)	(24,491)
Inventories	(14,055)	(12,981)
Accounts payable	(12,327)	24,481
Accrued compensation	29,438	(23,320)
Deferred revenue	(1,308)	(1,556)
Customer contract deposits	9,887	(7,586)
Other assets and liabilities, net	30,335	8,423
Net cash provided by operating activities	408,196	300,259
Cash flows relating to investing activities
Acquisition of businesses and assets, net of cash acquired	(419,146)	(515,647)
Capital expenditures	(78,706)	(76,675)
Purchases of investments and contributions to venture capital investments	(19,887)	(17,664)
Proceeds from sale of investments	5,810	15
Other, net	(1,192)	(660)
Net cash used in investing activities	(513,121)	(610,631)
Cash flows relating to financing activities
Proceeds from long-term debt and revolving credit facility	1,411,954	2,071,175
Proceeds from exercises of stock options	43,806	26,982
Payments on long-term debt, revolving credit facility, and finance lease obligations	(1,320,961)	(1,798,620)
Purchase of treasury stock	(23,905)	(18,040)
Other, net	(4,417)	(10,516)
Net cash provided by financing activities	106,477	270,981
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	5,825	8,793
Net change in cash, cash equivalents, and restricted cash	7,377	(30,598)
Cash, cash equivalents, and restricted cash, beginning of period	240,046	197,318
Cash, cash equivalents, and restricted cash, end of period	$247,423	$166,720

Supplemental cash flow information:
Cash and cash equivalents	$242,879	$164,759
Restricted cash included in Other current assets	2,968	534
Restricted cash included in Other assets	1,576	1,427
Cash, cash equivalents, and restricted cash, end of period	$247,423	$166,720

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 4
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)(1)
(in thousands, except percentages)

	Three Months Ended		Nine Months Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Research Models and Services
Revenue	$151,910	$132,546	$414,455	$405,772
Operating income	37,108	34,385	68,325	103,729
Operating income as a % of revenue	24.4%	25.9%	16.5%	25.6%
Add back:
Amortization related to acquisitions	4,010	341	15,581	1,042
Severance	27	381	527	1,106
Acquisition related adjustments (2)(3)	922	-	1,499	2,201
Site consolidation costs, impairments and other items	(59)	-	200	257
Total non-GAAP adjustments to operating income	$4,900	$722	$17,807	$4,606
Operating income, excluding non-GAAP adjustments	$42,008	$35,107	$86,132	$108,335
Non-GAAP operating income as a % of revenue	27.7%	26.5%	20.8%	26.7%

Depreciation and amortization	$9,455	$4,895	$27,333	$14,198
Capital expenditures	$3,552	$5,818	$15,585	$14,979

Discovery and Safety Assessment
Revenue	$461,177	$420,079	$1,342,424	$1,179,793
Operating income	90,348	64,995	234,872	175,214
Operating income as a % of revenue	19.6%	15.5%	17.5%	14.9%
Add back:
Amortization related to acquisitions	22,191	21,560	68,326	58,067
Severance	423	1,848	3,987	2,533
Acquisition related adjustments (3)	461	4,524	2,845	8,516
Site consolidation costs, impairments and other items	2,938	(207)	5,872	(207)
Total non-GAAP adjustments to operating income	$26,013	$27,725	$81,030	$68,909
Operating income, excluding non-GAAP adjustments	$116,361	$92,720	$315,902	$244,123
Non-GAAP operating income as a % of revenue	25.2%	22.1%	23.5%	20.7%

Depreciation and amortization	$42,707	$39,898	$125,138	$111,231
Capital expenditures	$15,532	$21,141	$46,436	$45,130

Manufacturing Support
Revenue	$130,213	$115,326	$376,064	$344,523
Operating income	48,246	39,253	132,288	103,893
Operating income as a % of revenue	37.1%	34.0%	35.2%	30.2%
Add back:
Amortization related to acquisitions	2,150	2,204	6,614	6,802
Severance	333	248	1,985	549
Acquisition related adjustments (3)	-	62	(421)	218
Site consolidation costs, impairments and other items	169	180	169	1,485
Total non-GAAP adjustments to operating income	$2,652	$2,694	$8,347	$9,054
Operating income, excluding non-GAAP adjustments	$50,898	$41,947	$140,635	$112,947
Non-GAAP operating income as a % of revenue	39.1%	36.4%	37.4%	32.8%

Depreciation and amortization	$6,655	$5,990	$19,257	$17,577
Capital expenditures	$5,787	$6,421	$13,985	$14,299

Unallocated Corporate Overhead	$(42,949)	$(45,831)	$(131,683)	$(140,474)
Add back:
Severance	36	-	36	-
Acquisition related adjustments (3)	2,124	5,296	9,976	23,188
Other items (4)	89	379	(661)	1,408
Total non-GAAP adjustments to operating expense	$2,249	$5,675	$9,351	$24,596
Unallocated corporate overhead, excluding non-GAAP adjustments	$(40,700)	$(40,156)	$(122,332)	$(115,878)

Total
Revenue	$743,300	$667,951	$2,132,943	$1,930,088
Operating income	132,753	92,802	303,802	242,362
Operating income as a % of revenue	17.9%	13.9%	14.2%	12.6%
Add back:
Amortization related to acquisitions	28,351	24,105	90,521	65,911
Severance	819	2,477	6,535	4,188
Acquisition related adjustments (2)(3)	3,507	9,882	13,899	34,123
Site consolidation costs, impairments and other items (4)	3,137	352	5,580	2,943
Total non-GAAP adjustments to operating income	$35,814	$36,816	$116,535	$107,165
Operating income, excluding non-GAAP adjustments	$168,567	$129,618	$420,337	$349,527
Non-GAAP operating income as a % of revenue	22.7%	19.4%	19.7%	18.1%

Depreciation and amortization	$59,580	$51,758	$174,048	$146,262
Capital expenditures	$26,185	$35,163	$78,706	$76,675
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	This amount represents a $2.2 million charge recorded in connection with the modification of the option to purchase the remaining 8% equity interest in Vital River in the nine months ended September 28, 2019.
(3)	These adjustments are related to the evaluation and integration of acquisitions, which primarily include transaction, third-party integration, and certain compensation costs, and fair value adjustments associated with contingent consideration.
(4)	This amount relates to third-party costs, net of insurance reimbursements, associated with the remediation of the unauthorized access into the Company's information systems which was detected in March 2019.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 5
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED)(1)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019

Net income attributable to common shareholders	$102,909	$72,810	$221,113	$171,671
Add back:
Non-GAAP adjustments to operating income (Refer to previous schedule)	35,814	36,816	116,535	107,165
Venture capital and strategic equity investment (gains) losses, net	(20,350)	598	(32,226)	(5,724)
Tax effect of non-GAAP adjustments:
Non-cash tax provision (benefit) related to international financing structure (2)	804	(20,368)	2,990	(20,368)
Tax effect of the remaining non-GAAP adjustments	(1,216)	(6,073)	(19,040)	(18,443)
Net income attributable to common shareholders, excluding non-GAAP adjustments	$117,961	$83,783	$289,372	$234,301

Weighted average shares outstanding - Basic	49,703	48,818	49,482	48,682
Effect of dilutive securities:
Stock options, restricted stock units and performance share units	999	897	889	945
Weighted average shares outstanding - Diluted	50,702	49,715	50,371	49,627

Earnings per share attributable to common shareholders:
Basic	$2.07	$1.49	$4.47	$3.53
Diluted	$2.03	$1.46	$4.39	$3.46

Basic, excluding non-GAAP adjustments	$2.37	$1.72	$5.85	$4.81
Diluted, excluding non-GAAP adjustments	$2.33	$1.69	$5.74	$4.72
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	This adjustment relates to the recognition of deferred tax assets expected to be utilized as a result of changes to the Company's international financing structure.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 6
RECONCILIATION OF GAAP REVENUE GROWTH
TO NON-GAAP REVENUE GROWTH, ORGANIC (UNAUDITED) (1)

Three Months Ended September 26, 2020	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	11.3%	14.6%	9.8%	12.9%
Increase due to foreign exchange	(1.3)%	(1.5)%	(1.2)%	(1.4)%
Contribution from acquisitions (2)	(2.2)%	(11.1)%	- %	- %
Non-GAAP revenue growth, organic (3)	7.8%	2.0%	8.6%	11.5%

Nine Months Ended September 26, 2020	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	10.5%	2.1%	13.8%	9.2%
Decrease due to foreign exchange	- %	- %	- %	0.5%
Contribution from acquisitions (2)	(4.8)%	(8.2)%	(5.1)%	- %
Non-GAAP revenue growth, organic (3)	5.7%	(6.1)%	8.7%	9.7%
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	The contribution from acquisitions reflects only completed acquisitions.
(3)	Organic revenue growth is defined as reported revenue growth adjusted for acquisitions and foreign exchange.

Contacts

Investor:
Todd Spencer
Corporate Vice President,
Investor Relations
781.222.6455
todd.spencer@crl.com

Media:
Amy Cianciaruso
Corporate Vice President,
Public Relations
781.222.6168
amy.cianciaruso@crl.com